As filed with the Securities and Exchange Commission on August 1, 2013.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3477276
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

c/o CIRCOR, Inc.
30 Corporate Drive, Suite 200, Burlington, MA 01803-4238
(Address of Principal Executive Offices) (Zip Code)
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Stock Option Inducement Award
(Full title of the plan)
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Alan J. Glass, Esq.
Vice President, General Counsel and Secretary
c/o CIRCOR, Inc.
30 Corporate Drive, Burlington, MA 01803-4238
Telephone: (781) 270-1200
(Name, Address and Telephone Number,
Including Area Code, of Agent For Service)
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with copies to:
David A. Cifrino, P.C.
McDermott Will & Emery LLP
28 State Street
Boston, Massachusetts 02109
(617) 535-4000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (the “Common Stock”)	200,000 Shares	$53.66	$10,732,000.00	$1,463.85

(1)           This registration statement also relates to such indeterminate number of additional shares of Common Stock as may be necessary to satisfy anti-dilution provisions applicable to the Stock Option Inducement Award, or which may otherwise become issuable under the such award, to which this registration statement relates by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of Common Stock.

(2)              In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 26, 2013.

EXPLANATORY NOTE

This registration statement relates to 200,000 shares of the Common Stock of CIRCOR International, Inc. (the "Registrant") which may be issued pursuant to a Stock Option Inducement Award dated as of April 9, 2013 and granted to Scott A. Buckhout  (the “Award”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed as part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on April 15, 2013 (excluding Item 7.01 and Exhibits 99.1 and 99.2) and May 3, 2013; and

(d)
The description of the Company’s Common Stock contained in the Company’s Registration Statement filed under the Exchange Act on Form 10/A-2, dated October 6, 1999, and any amendment or report filed for the purpose of further updating such descriptions.

All documents filed with the Commission by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold, or that deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 2 of Article V of the Company’s Amended and Restated By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company, in such capacities, may incur. The Company’s Amended and Restated By-Laws require the advancement of expenses incurred by directors in relation to any action, suit or proceeding and permit such advancement of expenses incurred by officers provided the advancement of expenses is accompanied by an undertaking by the applicable director or officer to repay any expenses so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified against such expenses. The Company has also entered into indemnification agreements with each of its directors and executive officers reflecting the foregoing.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company’s Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CIRCOR International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, The Commonwealth of Massachusetts, on this 30th day of July, 2013.

CIRCOR INTERNATIONAL, INC
By: /s/ Frederic M. Burditt
Frederic M. Burditt Vice President, Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of CIRCOR International, Inc., hereby severally constitute and appoint Frederic M. Burditt and Alan J. Glass  and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable CIRCOR International, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Scott A. Buckhout	President and Chief Executive Officer	July 30, 2013
Scott A. Buckhout	(Principal Executive Officer) and Director

/s/ Frederic M. Burditt Frederic M. Burditt	Vice President, Chief Financial Officer (Principal Financial Officer)	July 30, 2013

/s/ John F. Kober John F. Kober	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	July 30, 2013

/s/ David F. Dietz	Chairman of the Board of Directors	July 30, 2013
David F. Dietz

/s/ Jerome D. Brady	Director	July 30, 2013
Jerome D. Brady

/s/ Douglas M. Hayes	Director	July 30, 2013
Douglas M. Hayes

/s/ Norman E. Johnson	Director	July 30, 2013
Norman E. Johnson

/s/ John A. O'Donnell	Director	July 30, 2013
John A. O’Donnell

/s/ Peter M. Wilver	Director	July 30, 2013
Peter M. Wilver

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 10-Q filed with the Commission on October 29, 2009.

4.2	Amended and Restated By-Laws of CIRCOR International, Inc., is incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K filed with the Commission on February 26, 2009.
10.1	Stock Option Inducement Award filed as Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2013.
5.1	Opinion of McDermott Will & Emery LLP (filed herewith).
23.1	Consent of Grant Thornton LLP (filed herewith).
23.2	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature pages to this registration statement).